Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter Fiscal Year 2022

Third quarter revenue grew 33% year-over-year to $57.4 million

Framingham, MA (November 3, 2022) – Definitive Healthcare Corp. (“Definitive Healthcare" or the "Company") (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended September 30, 2022.

Third Quarter 2022 Financial and Other Recent Highlights:

Financial Highlights:

•
Revenue was $57.4 million, an increase of 33% from $43.1 million in Q3 2021.
•
Net loss was ($6.4) million, or 11% of revenue, compared to ($21.0) million, or 49% of revenue in Q3 2021.
•
Adjusted Net Income was $8.9 million, compared to $2.2 million in Q3 2021.
•
Adjusted EBITDA was $16.4 million, or 29% of revenue, compared to $14.4 million, or 33% of revenue in Q3 2021.
•
Cash flow from operations was $10.7 million in the quarter or 19% of revenue. For the trailing twelve-month period, cash flow from operations was $44.0 million, or 21% of revenue.
•
Unlevered free cash flow was $15.5 million in the quarter, or 27% of revenue. For the trailing twelve-month period, unlevered free cash flow was $67.4 million, or 32% of revenue.

"We once again delivered an attractive combination of strong top line growth and substantial profitability. Revenue exceeded the top end of our guidance range and adjusted EBITDA was at the top end of our range, a clear demonstration of our highly efficient business model,” said Robert Musslewhite, CEO of Definitive Healthcare. “We continued to execute on our land and expand strategy with important wins at new and existing customers. We also launched several important products, including Passport Express, while making good progress on the continuing integration of Analytical Wizards.”

Recent Business and Operating Highlights:

Customer Wins

In the third quarter, Definitive Healthcare had multiple key customer wins, including:

•
A multi-year, seven-figure Monocl win at an existing Definitive Healthcare medical device customer. This long-time customer of our View products needed intelligence around key opinion leaders to better inform their product development process.
•
A multi-year enterprise deal at a global specialty generic pharmaceutical company for our Passport Analytics Suite to improve their market segmentation and analyze their marketing spend to ensure it is spent most efficiently across their different generic brands and channels.
•
A significant upsell deal to add medical claims and data integration services at one of the world’s largest manufacturer of breast-feeding pumps and supplies. This company uses Definitive Healthcare to better understand TAM, improve segmentation, and gain visibility into Physicians and Durable Medical Equipment (DME) data.
•
A leading international manufacturer of commercial ice machines chose Definitive Healthcare to identify hospitals and ambulatory surgery centers who could use their machines.

Innovation

Definitive Healthcare also continued to release new products and enhance its core platform in the quarter. Notable innovations include:

•
In August, the Company released Passport Express, just six months after closing the acquisition of Analytical Wizards. Passport Express integrates the comprehensive analytics built by Analytical Wizards with the proprietary data from Definitive Healthcare. Passport Express delivers fast and easy access to off-the-shelf healthcare commercial intelligence enabling biopharma companies to better understand treatment pathways, brand behavior, and market share.
•
In September, the Company shipped the new Monocl ExpertData product. This new product improves the productivity of the medical science liaison and internal medical affairs teams by providing a seamless way to integrate Definitive Healthcare’s proprietary expert data with clients’ own internal systems.

In addition, the Company continues to invest in the core Definitive Healthcare platform. Some of the new features recently added to the platform include:

•
A new “locum tenens” analytic to determine which physicians are working temporarily at a given facility. Based on a proprietary algorithm, this new metric analyzes a physicians’ recent billing activity and network affiliation to predict locum tenens status.
•
New Skilled Nursing Facility profiles that provide insight into staffing turnover totals. With data on more than 15,000 skilled nursing facilities, users can now identify which facilities have the most turnover, compare it to state and national averages, and then assess the quality of care at a given facility. The Definitive Healthcare platform now offers more than 25 different quality metrics for skilled nursing facilities.

Business Outlook

Based on information as of November 3, 2022, the Company is issuing the following financial guidance.

Fourth Quarter 2022:

•
Revenue is expected to be in the range of $58–59 million, a median 26% increase year over year.
•
Adjusted Operating Income is expected to be in the range of $15 – 16 million.
•
Adjusted EBITDA is expected to be in the range of $16–17 million.
•
Adjusted Net Income is expected to be $6–7 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.03–0.04 on approximately 156.5 million weighted-average shares outstanding.

Full Year 2022:

•
Revenue is expected to be in the range of $220 – $221 million, an increase of 33% from prior year at the midpoint.
•
Adjusted Operating Income is expected to be in the range of $59 – 60 million.
•
Adjusted EBITDA is expected to be in the range of $63–64 million.
•
Adjusted Net Income is expected to be $30 – 31 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.19– $0.20 on approximately 155.3 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call today, November 3, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial (844) 826-3033 (domestic) or (412) 317-5185 (international). The conference ID number is 10170962. Shortly after the conclusion of the call, a replay of this conference call will be available through November 17, 2022 at (844) 512-2921 (domestic) or (412) 317-6671 (international). The replay passcode is 10170962. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities, and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; the ongoing hostility between Russia and Ukraine and global geopolitical tension and the related impact on macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers, and the related impacts on our ability to acquire new customers and generate additional revenue from existing customers; our inability to generate substantially all of our revenue and cash flows from sales of subscriptions to our platform and any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; and the possibility that our security measures are breached or unauthorized access to data is otherwise obtained.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property, equipment and other assets, plus cash interest expense and cash payments related to transaction, integration and restructuring related expenses, earnouts and other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income and expense, equity-based compensation, transaction, integration and restructuring expenses and other non-recurring expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income from operations plus acquisition related amortization, equity-based compensation, transaction, integration and restructuring expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, other expense, net, excluding TRA liability remeasurement expense and recurring income tax expense including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns
djohns@definitivehc.com

Definitive Healthcare Corp.

Condensed Consolidated Balance Sheets

(amounts in thousands, except number of shares and par value)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$228,828	$387,498
Short-term investments	120,798	—
Accounts receivable, net	33,689	43,336
Prepaid expenses and other current assets	9,716	6,518
Current portion of deferred contract costs	9,179	6,880
Total current assets	402,210	444,232
Property and equipment, net	4,581	5,069
Operating lease right-of-use assets, net	10,051	—
Other assets	5,105	8,431
Deferred contract costs, net of current portion	13,164	11,667
Investment in equity securities	—	32,675
Intangible assets, net	361,703	352,470
Goodwill	1,322,959	1,261,444
Total assets	$2,119,773	$2,115,988
Liabilities and Equity
Current liabilities:
Accounts payable	10,266	4,651
Accrued expenses and other current liabilities	18,885	22,658
Current portion of deferred revenue	83,820	83,611
Current portion of term loan	6,875	6,875
Current portion of operating lease liabilities	1,706	—
Total current liabilities	121,552	117,795
Long term liabilities:
Deferred revenue	504	412
Term loan, net of current portion	259,064	263,808
Operating lease liabilities, net of current portion	10,450	—
Tax receivable agreements liability	157,175	153,529
Deferred tax liabilities	91,533	75,888
Other long-term liabilities	1,973	1,294
Total liabilities	642,251	612,726
Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 104,961,965 and 97,030,095 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	105	97
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 50,566,898 and 48,778,774 shares issued and outstanding, respectively, at September 30, 2022, and 58,244,627 and 55,488,221 shares issued and outstanding, respectively at December 31, 2021	—	—
Additional paid-in capital	962,874	890,724
Accumulated other comprehensive income	3,911	62
Accumulated deficit	(34,140)	(17,677)
Noncontrolling interests	544,772	630,056
Total equity	1,477,522	1,503,262
Total liabilities and equity	$2,119,773	$2,115,988

Definitive Healthcare Corp.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share amounts and per share data: unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$57,382	$43,084	$162,054	$119,841
Cost of revenue:
Cost of revenue exclusive of amortization (1)	6,569	5,129	18,717	13,895
Amortization	3,155	5,356	14,113	15,896
Gross profit	47,658	32,599	129,224	90,050
Operating expenses:
Sales and marketing (1)	21,184	14,376	66,062	39,003
Product development (1)	9,205	4,746	24,761	12,817
General and administrative (1)	13,718	7,880	33,564	18,891
Depreciation and amortization	10,037	9,760	30,105	28,814
Transaction, integration and restructuring expenses	2,945	(137)	6,362	3,332
Total operating expenses	57,089	36,625	160,854	102,857
Loss from operations	(9,431)	(4,026)	(31,630)	(12,807)
Other income (expense), net:
Other income, net	5,528	119	9,429	143
Interest expense, net	(2,466)	(7,186)	(6,930)	(23,956)
Loss on extinguishment of debt	-	(9,873)	-	(9,873)
Total other income (expense), net	3,062	(16,940)	2,499	(33,686)
Net loss before income taxes	(6,369)	(20,966)	(29,131)	(46,493)
Income tax benefit	15	-	141	-
Net loss	(6,354)	(20,966)	(28,990)	(46,493)
Less: Net loss attributable to Definitive OpCo prior to the Reorganization Transactions	—	(7,816)	—	(33,343)
Less: Net loss attributable to noncontrolling interests	(3,665)	(5,172)	(12,527)	(5,172)
Net loss attributable to Definitive Healthcare Corp.	$(2,689)	$(7,978)	$(16,463)	$(7,978)
Net loss per share of Class A Common Stock:
Basic and diluted	$(0.03)	$(0.09)	$(0.16)	$(0.09)
Weighted average Class A Common Stock outstanding:
Basic and diluted	102,904,565	88,263,333	99,776,742	88,263,333

(1) Amounts include equity-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$236	$48	$698	$79
Sales and marketing	2,260	326	11,062	567
Product development	2,171	187	5,301	341
General and administrative	4,466	1,756	7,949	3,351
Total equity-based compensation expense	$9,133	$2,317	$25,010	$4,338

Definitive Healthcare Corp.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(6,354)	$(20,966)	$(28,990)	$(46,493)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	469	452	1,721	1,193
Amortization of intangible assets	12,723	14,664	42,497	43,517
Amortization of deferred contract costs	2,283	1,293	6,274	3,195
Equity-based compensation	9,133	2,317	25,010	4,338
Amortization of debt issuance costs	176	475	527	1,522
Allowance for doubtful accounts	763	181	769	76
Loss on extinguishment of debt	—	9,843	—	9,843
Non-cash restructuring charges related to office leases	—	—	1,023	—
Tax receivable agreement remeasurement	(5,153)	—	(8,296)	—
Changes in fair value of contingent consideration	—	(212)	—	3,169
Deferred income taxes	(42)	—	(206)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,816)	(5,297)	12,454	5,179
Prepaid expenses and other current assets	1,235	53	2,554	(561)
Deferred contract costs	(3,224)	(3,001)	(10,070)	(9,043)
Contingent consideration	—	—	(6,400)	—
Accounts payable, accrued expenses and other current liabilities	6,194	(1,846)	3,956	(3,965)
Deferred revenue	(4,702)	1,096	(3,024)	9,023
Net cash provided by (used in) operating activities	10,685	(948)	39,799	20,993
Cash flows from investing activities:
Purchases of property, equipment and other assets	(1,878)	(440)	(3,455)	(5,662)
Purchases of short-term investments	(54,309)	—	(217,266)	—
Maturities of short-term investments	52,000	—	96,000	—
Cash paid for acquisitions, net of cash acquired	203	—	(56,296)	—
Net cash used in investing activities	(3,984)	(440)	(181,017)	(5,662)
Cash flows from financing activities:
Proceeds from term loan	—	275,000	—	275,000
Repayments of term loans	(1,718)	(470,402)	(5,156)	(472,742)
Taxes paid related to net share settlement of equity awards	(2,745)	—	(2,745)	—
Payment of contingent consideration	—	—	(1,100)	(1,500)
Payment of debt issuance costs	—	(3,511)	—	(3,511)
Proceeds from equity offerings, net of underwriting discounts	—	452,812	—	452,812
Repurchase of outstanding equity/Definitive OpCo units	—	(92,812)	—	(92,812)
Payments of equity offering issuance costs	—	(4,519)	(1,299)	(5,913)
Member contributions	—	—	—	5,500
Member distributions	(1,652)	(3,811)	(6,939)	(7,139)
Net cash (used in) provided by financing activities	(6,115)	152,757	(17,239)	149,695
Net increase (decrease) in cash and cash equivalents	586	151,369	(158,457)	165,026
Effect of exchange rate changes on cash and cash equivalents	40	(55)	(213)	(48)
Cash and cash equivalents, beginning of period	228,202	38,438	387,498	24,774
Cash and cash equivalents, end of period	$228,828	$189,752	$228,828	$189,752
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$2,898	$11,615	$7,248	$27,587
Income taxes	$—	$—	$—	$13
Acquisitions:
Net assets acquired, net of cash acquired	$(203)	$—	$97,296	$—
Initial cash investment in prior year	—	—	(40,000)	—
Contingent consideration	—	—	(1,000)	—
Net cash paid for acquisitions	$(203)	$—	$56,296	$—
Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses	$4,504	$369	$4,504	$369
Decrease in accrued purchases of data	$—	$(3,389)	$—	$(3,389)
Supplemental disclosure of non-cash financing activities:
Unpaid equity offering costs included in accrued expenses	$147	$5,481	$147	$5,481

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flow from operations	$10,685	$(948)	$39,799	$20,993
Purchases of property, equipment and other assets	(1,878)	(440)	(3,455)	(5,662)
Interest paid in cash	2,898	11,615	7,248	27,587
Transaction, integration and restructuring expenses paid in cash (a)	3,249	75	5,744	163
Earnout payment (b)	—	—	6,400	—
Other non-recurring items (c)	547	1,149	2,738	3,313
Unlevered Free Cash Flow	$15,501	$11,451	$58,474	$46,394

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting and consulting expenses related to our acquisitions, including a go-to market integration project conducted in the third quarter of 2022. Restructuring expenses paid in cash primarily represent rent and exit costs related to office relocations.

(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.

(c) Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of GAAP Net Loss to Adjusted Net Income and GAAP Operating Loss to Adjusted Operating Income

(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(6,354)	$(20,966)	$(28,990)	$(46,493)
Add: Income tax provision (benefit)	(15)	—	(141)	—
Add: Interest expense, net	2,466	7,186	6,930	23,956
Add: Loss from extinguishment from debt	—	9,873	—	9,873
Add: Other expense (income), net	(5,528)	(119)	(9,429)	(143)
Loss from operations	(9,431)	(4,026)	(31,630)	(12,807)
Add: Amortization of intangible assets acquired through business combinations	12,478	14,404	41,698	42,746
Add: Equity-based compensation	9,133	2,317	25,010	4,338
Add: Transaction, integration and restructuring expenses	2,945	(137)	6,362	3,332
Add: Other non-recurring items	547	1,149	2,738	3,313
Adjusted Operating Income	15,672	13,707	44,178	40,922
Less: Interest expense, net	(2,466)	(7,186)	(6,930)	(23,956)
Less: Recurring income tax benefit (provision)	15	—	533	—
Less: Foreign currency gain	375	119	1,133	143
Less: Tax impacts of adjustments to net income (loss)	(4,722)	(4,472)	(13,470)	(10,304)
Adjusted Net Income	$8,874	$2,168	$25,444	$6,805
Shares for Adjusted Net Income Per Diluted Share (a)	155,524,190	148,298,331	154,835,056	148,298,331
Adjusted Net Income Per Share	$0.06	$0.01	$0.16	$0.05

(a) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 158,940,807 and 149,745,883 as of September 30, 2022 and 2021, respectively.

Reconciliation of Adjusted EBITDA to GAAP Net Loss

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(6,354)	$(20,966)	$(28,990)	$(46,493)
Interest expense, net	2,466	7,186	6,930	23,956
Income tax provision (benefit)	(15)	—	(141)	—
Loss from extinguishment of debt	—	9,873	—	9,873
Depreciation & amortization	13,192	15,116	44,218	44,710
EBITDA	9,289	11,209	22,017	32,046
Other (income) expense, net (a)	(5,528)	(119)	(9,429)	(143)
Equity-based compensation (b)	9,133	2,317	25,010	4,338
Transaction, integration and restructuring expenses (c )	2,945	(137)	6,362	3,332
Other non-recurring items (d)	547	1,149	2,738	3,313
Adjusted EBITDA	$16,386	$14,419	$46,698	$42,886
Revenue	$57,382	$43,084	$162,054	$119,841
Adjusted EBITDA margin	29%	33%	29%	36%

(a) Primarily represents foreign exchange and TRA liability remeasurement gains and losses.

(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.

(c) Transaction and integration expenses primarily represent legal, accounting and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions, including a go-to market integration project conducted in the third quarter of 2022. Restructuring expenses relate to impairment and restructuring charges related to office relocations.

(d) Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of Adjusted Gross Profit to GAAP Gross Profit

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reported gross profit	$47,658	$32,599	$129,224	$90,050
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments (a)	2,910	5,096	13,314	15,125
Equity-based compensation	236	48	698	79
Adjusted Gross Profit	$50,804	$37,743	$143,236	$105,254
Revenue	57,382	43,084	162,054	119,841
Adjusted Gross Margin	89%	88%	88%	88%

(a) Amortization of intangible assets resulting from purchase accounting adjustments represents non-cash amortization of acquired intangibles, primarily resulting from the Advent acquisition.